EXHIBIT 3

AGREEMENT REGARDING JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to file jointly on behalf of each of them the statement on Schedule 13G to which this Agreement is attached, and any amendments thereto, pursuant to Regulation 13D-G under the Exchange Act.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of the statement on Schedule 13G to which this Agreement is attached, and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

Dated:  January 30, 2017

/s/ Timothy P. Horne
TIMOTHY P. HORNE

/s/ Timothy P. Horne*
DANIEL W. HORNE

/s/ Timothy P. Horne*
DEBORAH HORNE

/s/ Timothy P. Horne*
PETER W. HORNE

/s/ Walter J. Flowers
WALTER J. FLOWERS

*                                         By Timothy P. Horne, Attorney in Fact pursuant to Powers of Attorney filed with the Securities and Exchange Commission on February 12, 1992, which Powers of Attorney are hereby incorporated herein by reference.